As filed with the Securities and Exchange Commission on May 2, 2022

Registration No. 333- _____________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TUFIN SOFTWARE TECHNOLOGIES LTD.
(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

5 HaShalom Road, ToHa Tower
Tel Aviv 6789205, Israel
 (Address of Principal Executive Offices) (Zip Code)

Tufin Software Technologies Ltd. 2019 Equity-Based Incentive Plan
(Full Title of the Plan)

Tufin Software North America, Inc.
10 Summer Street, Suite 605
Boston, Massachusetts 02110-1292
(Name and address of agent for service)

+1 (877) 270-7711
 (Telephone number, including area code, of agent for service)

Copies to:

Colin J. Diamond, Esq. Scott Levi, Esq. White & Case LLP 1221 Avenue of the Americas New York, New York 10020-1095 Tel: +1 (212) 819-8200	Dr. Shachar Hadar, Adv. Meitar | Law Offices 16 Abba Hillel Silver Rd. Ramat Gan 5250608, Israel Tel: +972-3-610-3100 Fax: +972-3-610-3111

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE

This Registration Statement is being filed to register an additional 1,892,556 ordinary shares, par value NIS 0.015 per share (“Ordinary Shares”), of Tufin Software Technologies Ltd. (the “Registrant,” “we,” “our” or “us”) issuable pursuant to the Tufin Software Technologies Ltd. 2019 Equity-Based Incentive Plan (the “2019 Plan”), representing an automatic annual increase effective as of January 1, 2022 pursuant to the 2019 Plan.

Pursuant to Instruction E of Form S-8, the contents of our prior registration statements on Forms S-8 (File Nos. 333-231985, 333-237291 and 333-253994) are incorporated herein by reference, and the information required by Part II is omitted, except as supplemented by the information set forth below.

On June 6, 2019, we filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-8 (File No. 333-231985) registering, among others, 2,646,848 Ordinary Shares that may be issued under the 2019 Plan. On March 20, 2020, we filed with the Commission an additional registration statement on Form S-8 (File No. 333-237291) registering 1,761,512 Ordinary Shares, which represented an automatic annual increase effective as of January 1, 2020 pursuant to the 2019 Plan. On March 8, 2021, we filed with the Commission an additional registration statement on Form S-8 (File No. 333-253994) registering 1,798,624 Ordinary Shares, which represented an automatic annual increase effective as of January 1, 2021 pursuant to the 2019 Plan.

The 2019 Plan provides that the number of Ordinary Shares available for issuance under the 2019 Plan will automatically increase on January 1 of each calendar year during the term of the 2019 Plan by the lesser of (i) an amount determined by our board of directors, if so determined prior to the January 1 of the calendar year in which the increase will occur, (ii) 5% of the total number of shares outstanding on December 31 of the immediately preceding calendar year and (iii) 5,000,000 Ordinary Shares.

PART II

Information Required in the Registration Statement

Item 3.       Incorporation of Documents by Reference.

We hereby incorporate by reference the following documents (or portions thereof) that we have filed with or furnished to the Commission:

(a)       Our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the Commission on March 7, 2022 (File No. 001-38866);

(b)       Our Report of Foreign Private Issuer on Form 6-K furnished to the Commission on April 6, 2022; and

(c)      The description of our Ordinary Shares contained in the prospectus included in our registration statement on Form F-1 originally filed with the Commission on March 6, 2019, as amended (File No.  333-230109), which description is incorporated by reference into our registration statement on Form 8-A (File No. 001-38866), filed by us with the Commission under Section 12(b) of the Exchange Act, on April 9, 2019, including any amendment or report filed for the purpose of updating that description (including Exhibit 2.5 to the Annual Report on Form 20-F for the fiscal year ended December 31, 2021).

All other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and, to the extent designated therein, Reports of Foreign Private Issuer on Form 6-K furnished by us to the Commission that are identified in such forms as being incorporated into this Registration Statement, in each case, subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated herein by reference and shall be a part hereof from the date of the filing or furnishing of such documents.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.       Exhibits.

Exhibit

Number	Exhibit

3.1	Amended and Restated Articles of Association of the Registrant (incorporated by reference to Exhibit 1.1 to the Registrant’s Annual Report on Form 20-F filed with the Commission on March 2, 2021)

4.1	Tufin Software Technologies Ltd. 2019 Equity-Based Incentive Plan (incorporated by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 20-F filed with the Commission on March 2, 2021)

4.2
Specimen ordinary share certificate of the Registrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-237291) filed with the Commission on March 20, 2020)

5.1*	Opinion of Meitar | Law Offices as to the legality of Tufin Software Technologies Ltd.’s Ordinary Shares being registered

23.1*	Kesselman & Kesselman, Certified Public Accountants (lsr.), a member firm of PricewaterhouseCoopers International Limited

23.2*	Consent of Meitar | Law Offices (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

107.1*	Filing Fee Table

*	Filed herewith.

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel, on this 2nd day of May 2022.

Tufin Software Technologies Ltd.

By:	/s/ Reuven Kitov
Name: Reuven Kitov
Title: Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned officers and directors of Tufin Software Technologies Ltd., an Israeli corporation, do hereby constitute and appoint Reuven Kitov, Chief Executive Officer and Jack Wakileh, Chief Financial Officer, and each of them, their lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, including post-effective amendments, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with such registration statements or amendments or supplements thereof and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Reuven Kitov	Chief Executive Officer and Chairman of the Board	May 2, 2022
Reuven Kitov	(Principal Executive Officer)

/s/ Jack Wakileh	Chief Financial Officer	May 2, 2022
Jack Wakileh	(Principle Financial Officer and Principal Accounting Officer)

/s/ Reuven Harrison	Director	May 2, 2022
Reuven Harrison

/s/ Ohad Finkelstein	Director	May 2, 2022
Ohad Finkelstein

/s/ Yuval Shachar	Director	May 2, 2022
Yuval Shachar

/s/ Yair Shamir	Director	May 2, 2022
Yair Shamir

/s/ Edouard Cukierman	Director	May 2, 2022
Edouard Cukierman

/s/ Tom Schodorf	Director	May 2, 2022
Tom Schodorf

/s/ Peter Campbell	Director	May 2, 2022
Peter Campbell

/s/ Dafna Gruber	Director	May 2, 2022
Dafna Gruber

/s/ Brian Gumbel	Director	May 2, 2022
Brian Gumbel

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES:

Tufin Software North America, Inc.

By: /s/ Reuven Kitov
Name: Reuven Kitov
Title: Chief Executive Officer and Chairman of the Board

Date: May 2, 2022